As filed with the Securities and Exchange Commission on October 7, 2009
Registration No. 333-161701

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL MEDICAL STAFFING INC.
(Exact name of Registrant as specified in its charter)

Delaware	8082
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)

41-2233302
(I.R.S. Employee Identification Number)

340 Eisenhower Dr.
Bldg. 600, Suite 610
Savannah, Georgia 31406
(912) 961-4980
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)
___________________________

Delaware Corporation Organizers, Inc.
1201 North Market Street, 18th Floor
Wilmington, Delaware 19801
(302) 658-9200
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
___________________________

Copies to:

Daniel D. Dinur, Esq. Dinur and DeLuca, LLP One Lakeside Commons 990 Hammond Drive, Suite 760 Atlanta, Georgia 30328 (770) 395-3170	and	David Michael Conner, Esq. Bouhan Williams & Levy, LLP The Armstrong House 477 Bull Street Savannah, Georgia 31402 (912) 236-2491

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐     Accelerated filer  ☐     Non-accelerated filer

Smaller reporting company ☐
(Do not check if smaller reporting company.)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

NOTE: This Amendment No. 2 amends Part II of the Registration Statement to include new Exhibits 23.1 and 23.2.

ii

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers

International Medical Staffing Inc.

Set forth below is a description of certain provisions of the certificate of incorporation of International Medical Staffing Inc. ("IMSG"), the bylaws of IMSG, and the General Corporation Laws of the State of Delaware (“DGCL”).  This description is intended as a summary only and is qualified in its entirety by reference to the IMSG certificate of incorporation, the IMSG bylaws, and DGCL.

Under DGCL, a corporation may indemnify an individual made a party to threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative because the individual is or was a director, officer, employee or agent against liability incurred in the proceeding if the individual acted in good faith and reasonably believed the conduct was in the corporation’s best interests or not opposed to its best interests and, with respect to any criminal proceeding, had no reason to believe the person’s conduct was unlawful.  This includes service with respect to an employee benefit plan.  A corporation may not indemnify such a person in connection with a proceeding by or in the right of the corporation in which he or she was adjudged liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other court where the action, suit or proceeding was brought determines, upon application, that such person is fairly and reasonably entitled to indemnification in view of all the circumstances.  Furthermore, under DGCL, a corporation shall indemnify a director or officer to the extent he or she has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which the director or officer was a party because of being a director or officer of the corporation against the reasonable expenses incurred by the director as a result.

DGCL permits an advancement of expenses to a director or officer indemnitee if the director or officer undertakes to repay the advance if it is ultimately determined that the director or officer is not entitled to indemnity

The certificate of incorporation of IMSG sets forth mandatory indemnification provisions for officers and directors that are substantially the same as presently provided under the DGCL and further provides for mandatory indemnification of directors and officers to the fullest extent of such law as presently in effect and as it may be amended in the future.

PureSpectrum, Inc.

Set forth below is a description of certain provisions of the certificate of incorporation of PureSpectrum, Inc. ("PSPM"), the bylaws of PSPM, and the Nevada Business Corporation Act.  This description is intended as a summary only and is qualified in its entirety by reference to the PSPM certificate of incorporation, the PSPM bylaws, and Nevada Law.

Under Nevada Law, directors and officers as well as other individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with threatened actions, suits or proceedings, whether civil, criminal, administrative or investigative if they acted in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  In addition, Nevada Law permits the corporation to advance expenses upon a written undertaking for their repayment if the person receiving the advance is not ultimately entitled to indemnification.  However, if such suit or proceeding is brought by or in the right of the corporation, then indemnification is not permitted under Nevada Law if the director is adjudged, after all appeals are exhausted, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and to the extent the court determines the director is properly entitled to indemnity in view of all the circumstances of the case.  Nevada Law specifies that the statutory provisions are not exclusive of other rights to indemnification or advancement of expenses that may be provided by bylaws, agreements, votes of stockholders or disinterested directors, or otherwise.

The PSPM bylaws provide to directors, officers, employees and agents indemnification to the full extent presently provided by Nevada Law; therefore, PSPM directors and officers have all the protections available to directors and officers of Nevada corporations.  The bylaws also provide that PSPM may enter into agreements for indemnification.

Item 21.  Exhibits and Financial Statement Schedules

a.           Exhibits.
Exhibit Number	Description of Exhibits
2.1***	Purchase and Sale Agreement and Plan of Reorganization, dated August 4, 2009, by and between International Medical Staffing, Inc. and PureSpectrum, Inc.
2.1A@	Amendment No. 1 to Purchase and Sale Agreement and Plan of Reorganization, dated August 27, 2009
3.1*	Amended and Restated Certificate of Incorporation of International Medical Staffing, Inc.
3.2**	Bylaws of International Medical Staffing, Inc.
4.1@	Specimen Stock Certificate
4.2@	Form of Common Stock Purchase Warrant to be issued by International Medical Staffing, Inc.
4.3@	Form of Convertible Debenture to be issued by International Medical Staffing, Inc.
5.1@	Opinion of Dinur and DeLuca, LLP
8.1@	Tax opinion of Dinur and DeLuca, LLP
10.1@	Employment Agreement, dated October 1, 2008, as amended, by and between Lee L. Vanatta and PureSpectrum, Inc.
10.2@	Employment Agreement, dated October 1, 2008, as amended, by and between William R. Norton and PureSpectrum, Inc.
10.3@	Employment Agreement, dated October 1, 2008, as amended, by and between Garth W. Kullman and PureSpectrum, Inc.
10.4@	Employment Agreement, dated July 1, 2009, as amended, by and between Gregory J. McLean and PureSpectrum, Inc.
10.5@	License Agreement, dated December 16, 2008, by and between Lietronics International, Inc. and PureSpectrum, Inc.
10.6@	Master Contract Manufacturing Agreement, dated December 16, 2008, by and between Lietronics International, Inc. and PureSpectrum, Inc.
10.7@	Master Contract Manufacturing Agreement, dated June 8, 2009, by and between Arcata Electronics and PureSpectrum, Inc.
10.8@	Engagement Agreement, dated June 15, 2009, by and between Global Initiatives 100 Corp. and PureSpectrum, Inc.
23.1#	Consent of Davis Accounting Group P.C.
23.2#	Consent of Hancock Askew & Co., LLP
23.3	Consent of Dinur and DeLuca, LLP (included in Exhibit 5.1)
23.4	Consent of Dinur and Dinur and DeLuca, LLP to the tax opinion (included in Exhibit 8.1)

*           Incorporated by Reference from Information Statement on Schedule 14C, filed on June 23, 2009.

**         Incorporated by Reference from Registration Statement on Form SB-2, filed on December 19, 2007.

***       Incorporated by Reference from Form 8-K, filed on August 10, 2009.

#           Filed herewith.

@         Previously filed.

Item 22.  Undertakings.

(1)           The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)           The undersigned registrant hereby undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)           The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(4)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)           The registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (3) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, Georgia, on October 7, 2009.

International Medical Staffing Inc.
(Registrant)

By: /S/ Lee L. Vanatta
Name: Lee L. Vanatta
Title: President, Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Lee L. Vanatta Lee L. Vanatta	President and Director [Principal Executive Officer]	Oct. 7, 2009

/S/ Gregory J. McLean Gregory J. McLean	Secretary and Treasurer [Principal Financial Officer and Principal Accounting Officer]	Oct. 7, 2009